EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made as of September 17, 2021 by and between KwikClick, Inc., a Delaware corporation (the “Company”), and Matthew Williams, an individual, (the “Employee”).

WHEREAS the Company is a developing company with a novel method of rewarding consumers and influencers for publicizing products sold online;

WHEREAS the Company desires to employ Employee for the purpose of business development, leadership and advancing the business interests of the Company;

WHEREAS in the regular course of business the Company enters into relationships with other parties in which all aspects of information relating to the Company’s development, business, products sold and services performed are to be kept confidential;

WHEREAS the Company desires the services of the Employee to contribute to and advance the competitive and financial positions of the Company.  The Employee in the course of such employment is expected to have access to trade secrets, customer names, actual and proposed developments and projects, financial and pricing information and to other matters, including sales procedures and techniques, whose secrecy the Company desires to preserve.

WHEREAS the Company is in a highly competitive business and could be irremediably damaged by the disclosure of its trade secrets, developments, techniques, methods, business methods, business procedures, and other aspects of its business.

NOW THEREFORE in consideration of the mutual undertakings relating to the employment of the Employee, the parties have agreed as follows:

(1)“Employment” means the period during which the Employee is employed by the Company and extends from the date when the employment begins to the last day for which the Employee receives compensation from the Company as an employee.

(2)“Termination” means the last day of employment of the Employee instigated by the Company irrespective of the reason for termination and/or whether voluntary or involuntary on the part of the Employee. Now withstanding anything to the contrary herein, the Employee is an at-will employee and the Company may terminate Employee’s Employment with 5 calendar days’ notice.

(3)The Employee’s title shall be President. The Company is entitled to change the Employee’s title from President with at least 5 calendar days’ notice.

(4)The Employee shall be supervised by Fred Cooper, or his successor.

(5)The Employee’s compensation shall be exclusively in the form of the Company’s common stock at a rate of 83,333 shares of the Company’s common stock per month.

(6)Employee’s monthly stock compensation shall commence as of September 1, 2021.

(7)As a condition to compensation in the Company’s common stock, the Company may require Employee to pay over to the Company all applicable federal, state and local taxes which the Company is required to withhold with respect to the stock compensation, if any. At the discretion of the Company and upon the request of Employee, the minimum statutory withholding tax requirements may be satisfied by the withholding of shares of stock compensation otherwise issuable to Employee under this Agreement.

(8)In the event that the Employee ceases to have the title of President or in the case of Termination, the stock compensation set out in Section 5 above will cease and a pro-rata share of the monthly stock compensation will be paid through the month, or fraction thereof where the Termination or title change from President occurred.

(9)In the event that the 83,333 monthly stock compensation ends pursuant to this Agreement because of a change of Employee’s title from President, the parties agree to make reasonable commercial efforts to come to an agreement on cash compensation.

(10)The Employee agrees to use his best efforts to promote and advance the financial, technical, and competitive position of the Company and ensure successful operation of the Company throughout the Employment and thereafter to the extent provided herein.

(11)The Employee agrees to regularly advise and report to the Management as to the overall state and development of the Company.

(12)The Employee agrees that he will during the Employment, and for a period of one year subsequent to Termination, maintain in secrecy all information acquired by the Employee during the Employment concerning finances, business procedures and methods, names and lists of prospective properties, proposals, trade secrets, and innovations relating to the Company or other matters of a confidential nature or which are designated by a representative of the Company to be among those matters to be regarded as confidential.

(13)The Employee acknowledges that the relationships between the Company and the parties with whom it deals are confidential, whether or not evidenced by a written instrument, and that the Company is under certain obligations to refrain from making use of or revealing information gained from those parties, or resulting from arrangements made with those parties, and Employee agrees to and hereby does adopt all such obligations to refrain from making use of or revealing information gained from the Company or those parties and the Employee agrees to and hereby does adopt all such obligations of the Company as his own and agrees to personally abide by all such obligations of the Company.

(14)Except for certain purchases to be made by management approved purchase orders, the Employee acknowledges that he has no power to bind the Company and agrees not to attempt to bind the Company to any obligation not authorized in writing by the Company.

(15)The Employee acknowledges that during the Employment he can reasonably expect to acquire information which if applied to a competitive endeavor would be harmful to the Company.  Accordingly, the Employee agrees that for a period of one year subsequent to Termination, he will not engage in any activities directly competitive to the activities or business interests of the Company or advise or be employed by any company or any other entity engaged in social media, multitiered compensation type activities performed by the Company during the Employment.  This prohibition of competitive activity is limited to the geographical areas in which the Company shall have done business during the Employment and those areas which, at the time of Termination, the Company has specific genuine intention to do business. The competitive restriction is further limited to those activities which the Company reasonably deems to be financially harmful to its interests.

The Employee acknowledges that the provisions of this Agreement may, for a limited period subsequent to Termination result in a decrease in earning capacity. However, the Employee represents that he has demonstrated abilities to earn substantial income from business activities non-competitive with the Company and has accepted the restrictions imposed here as a result of his considered judgment of the benefits that may accrue from employment.

(16)The Employee, by initialing this Paragraph, asserts and affirms that he (a) has read and understands each provision of this Agreement; (b) undertakes to perform each duty hereunder without reservation of any kind; and (c) is aware that the provisions herein can cause, for a limited time, a diminution of income and limit the scope of business opportunities ______. [employee initials]

(17)The Employee warrants that he is under no obligation to any other entity that would in any way conflict with any obligation of the Employee hereunder.

(18)This Agreement shall be construed and enforced in accordance with the laws of the State of Utah and litigation relating to this Agreement shall be brought exclusively in the Utah Third District Court, Salt Lake County.

(19)This Agreement supersedes and replaces all former agreements or understandings with respect to the subject matter hereof.

(20)If any provision hereof is determined to be invalid or unenforceable, the remainder of this Agreement shall be unaffected thereby and shall be enforceable against either party.

(21)This Agreement shall inure to the benefit of any successor, assignee or nominee of the Company as fully as if it had been an original party hereto.

KWIKCLICK, INC.

By: _____________________________

Name: __________________________

Its: _____________________________

_________________________________

      Matthew Williams, Employee

EXHIBIT A

EMPLOYEE’S REPRESENTATION AS TO THE COMMON STOCK SHARES

Representations and Warranties. The party (“Employee”) receiving the shares of KwikClick, Inc. (“Company”) common stock, hereby makes the following representations and warranties to the Company and Employee hereby warrants as follows:

(a) Employee is the sole and true party in interest and is not purchasing for the benefit of any other person.

(b)Employee is familiar with the Company, its products, its management and operations.

(c)Employee has been supplied with Consolidated Balance Sheets and Consolidated State of Operations for the year ended 2020, and through June 30, 2021 and recognizes that the financial condition of the Company is weak and that the Company is still developing.

(d)Employee is aware that an investment in the stock is highly speculative and subject to substantial risks and conflicts of interest. Employee is capable of bearing the high degree of economic risk and burdens of this venture, including, but not limited to, the possibility of the complete loss of all value of the stock, the lack of a public market, and limited transferability of the shares of stock which may make the liquidation of this investment impossible for the indefinite future.

(e)The offer to sell the shares of stock was directly communicated to Employee by the Company in such a manner that Employee was able to ask questions of and receive answers from the Company, or a person acting on its behalf, concerning the terms and conditions of this transaction. At no time was Employee presented with or solicited by or through any article, notice or other communication published in any newspaper or other leaflet, public promotional meeting, television, radio or other broadcast or transmittal advertisement or any other form of general advertising.

(f)Employee, if a corporation, partnership, trust or other entity, is authorized and duly empowered to purchase and hold the Shares, has its principal place of business at the address set forth on the signature page and has not been formed for the specific purpose of purchasing the Shares.

(g)The shares of stock are being purchased solely for Employee’s own account, for investment, and are not being purchased with a view to the resale, distribution, subdivision or fractionalization thereof.

(h)Employee understands that the shares of stock have not been registered under the Act or any other state securities laws in reliance upon exemptions from registration for non-public offerings. Employee understands that the shares of stock or any interest therein may not be, and agrees that the shares of stock or any interest therein, will not be, resold or otherwise disposed of by Employee unless the shares of stock are subsequently registered under the Securities Act of 1933 (the “Act”) and under appropriate state securities laws or unless the Company receives an opinion of counsel satisfactory to it that an exemption from registration is available.

(i)Employee has been informed of and understands the following:

(1)The Company is a developing company;

(2)There are substantial restrictions on the transferability of the shares of stock under the Act; and

(3)No federal or state agency has made any finding or determination as to the fairness of the shares of stock for public investment nor any recommendation or endorsement of the Shares.

(j)None of the following information has ever been represented, guaranteed, or warranted to Employee expressly or by implication, by any broker, the Company, or agents or employees of the foregoing, or by any other person:

(1)The approximate or exact length of time that Employee will be required to hold the Shares;

(2)The percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of an investment in the Shares; or

(3)That the past performance or experience of the Company, or associates, agents, affiliates, or employees of the Company or any other person, will in any way indicate or predict economic results in connection with the purchase of the Shares.